Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Telecomm Sales Network, Inc. (the “Company”) on Form 10-KSB for the transition period from March 31, 2005 to March 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned J. Lloyd Breedlove, Chief Executive Officer of the Company and Stephen Hoelscher, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: June 29, 2006	By:	/s/ J. Lloyd Breedlove
Name: J. Lloyd Breedlove Title: Chief Executive Officer (Principal Executive Officer)

Date: June 29, 2006	By:	/s/ Stephen Hoelscher
Name: Stephen Hoelscher Title: Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.